UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) March 25, 2020
RealNetworks, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-37745	91-1628146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1501 First Avenue South, Suite 600
Seattle, Washington 98134
(Address of principal executive offices) (Zip code)
(206) 674-2700
Registrant's telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	RNWK	The NASDAQ Stock Market
Preferred Share Purchase Rights	RNWK	The NASDAQ Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2020, RealNetworks, Inc. announced that Judd Lee will become a Senior Vice President, beginning March 26, 2020. Mr. Lee will become Chief Financial Officer and Treasurer of the company early in the second quarter of 2020, succeeding interim chief financial officer Michael Ensing. As previously reported, Mr. Ensing was named interim chief financial officer on February 14, 2020.

Mr. Lee has worked as an independent consultant since March 2019, prior to which he was Chief Financial Officer of desktop virtualization provider Parallels Inc. from November 2016 until March 2019, after its December 2018 sale to Corel Corporation.  From January 2015 to October 2016 Mr. Lee served as Chief Financial Officer of network security company SignalSense, Inc., which was subsequently sold to Splunk, Inc. Mr. Lee's earlier experience includes financial leadership roles at hedge fund Benchmark Plus Management LLC, venture capital firm Maveron LLC, Microsoft Corporation and SafeHarbor Technology Corporation. Mr. Lee, age 51, holds an M.B.A. from the Wharton School, University of Pennsylvania, and a Bachelor of Science degree from the University of California at Berkeley.

In conjunction with his appointment, the Compensation Committee of the Board of Directors of RealNetworks approved certain compensatory arrangements for Mr. Lee. Specifically, the Compensation Committee approved (i) an annual base salary of $335,000, (ii) a target annual bonus opportunity equal to 75% of his base salary based on the achievement of certain pre‑established goals determined by the Compensation Committee, (iii) a guaranteed bonus of $115,000 for fiscal year 2020 and (iv) severance benefits of 12 months’ base salary and prorated bonus in the event that Mr. Lee is terminated without cause or resigns for good reason. In addition, within twenty business days of the commencement of his employment with the company, the Compensation Committee will approve an award of stock options to acquire 250,000 shares of RealNetworks common stock, which will be scheduled to vest over four years, with 25% vesting one year from the commencement of his employment and 12.5% to vest every six months thereafter, subject to Mr. Lee's continued service to the company. The equity award will be granted pursuant to the company’s 2005 Stock Incentive Plan and the standard form of agreement thereunder.

RealNetworks and Mr. Lee also entered into a change in control severance agreement providing for certain severance benefits whereby in the event the company terminates his employment without cause in connection with a change in control of the company, and subject to certain other provisions set forth in the agreement, he will be entitled to receive 150% of his then-current standard severance-related compensation plus acceleration of vesting by one year of any of his unvested non-performance based equity.
Item 7.01. Regulation FD.

The Company’s press release dated March 25, 2020 announcing the hiring of Judd Lee is included as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of RealNetworks, Inc. dated March 25, 2020

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALNETWORKS, INC.

By:	/s/ Michael Parham
Michael Parham
Senior Vice President, General Counsel and Corporate Secretary
Dated: March 25, 2020